UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 9. 2009
RHI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34102	36-4614616

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of Americas, 21st Floor, New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 977-9001
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of
                  Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 9, 2009, certain named executive officers of RHI Entertainment, Inc. (the “Company”) including William J. Aliber (Chief Financial Officer), Peter N. von Gal (Chief Operating Officer), Henry S. Hoberman (Executive Vice President, General Counsel & Secretary) and Joel E. Denton (President, Production & Distribution) (collectively, the “Executive Officers”) entered into surrender agreements (the “Agreements”) whereby each such Executive Officer irrevocably surrendered, cancelled and forfeited any and all of their respective restricted stock unit awards (“RSUs”) that were currently due to vest on December 10, 2009.
Subject to the Executive Officer’s continued employment with the Company, the remaining RSUs of each Executive Officer will vest on December 10, 2010 (50% of the remaining RSUs) and December 10, 2011 (50% of the remaining RSUs). The RSUs that vest on these future dates have not been surrendered, cancelled nor forfeited and are not subject to the Agreements. The RSUs were awarded pursuant to the Amended & Restated RHI Entertainment, Inc. 2008 Incentive Award Plan (the “Plan”), filed on April 15, 2009 as Appendix A to the Company’s Definitive Proxy Statement, the Company’s Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement, the form of which was filed on June 18, 2009, as Exhibit 10.1 to the Company’s Current Form 8-K, each of which qualify the foregoing description of the RSUs in its entirety.
The number of shares of Company common stock subject to the RSUs granted to each Executive Officer on December 10, 2008 that (a) were surrendered pursuant to the Agreements and (b) remain outstanding as of the date hereof is as follows:

Name	Total # of RSUs	Total # of RSUs That
	Surrendered	Remain Outstanding
William J. Aliber	10,122	20,245
Peter von Gal	11,042	22,086
Henry S. Hoberman	5,981	11,963
Joel E. Denton	7,361	14,724

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI ENTERTAINMENT, INC. (Registrant)

Date: December 15, 2009
	By:	/s/ William J. Aliber
		Name:	William J. Aliber
		Title:	Chief Financial Officer